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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Source Media, Inc. for the registration of 33,000 shares of its common stock and to the incorporation by reference therein of our report dated February 7, 1997 (except for Note 5 and the last paragraph of Note 6, for which the date is April 9,
1997), with respect to the consolidated financial statements of Source Media, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                              ERNST & YOUNG LLP

Dallas, Texas
October 1, 1997